Exhibit 10.27.13

THE MACERICH COMPANY
2014-2 LTIP UNIT
AWARD AGREEMENT

2014-2 LTIP UNIT AWARD AGREEMENT made as of the date set forth on Schedule A hereto between The Macerich Company, a Maryland corporation (the “Company”), its subsidiary The Macerich Partnership, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the party listed on Schedule A (the “Grantee”).

RECITALS

A.The Grantee is a key employee of the Company or one of its Subsidiaries or affiliates and provides services to the Partnership.
B.    Pursuant to its Long-Term Incentive Plan (“LTIP”) the Company can award units of limited partnership interest of the Partnership designated as “LTIP Units” in the Partnership Agreement (as defined herein) under The Macerich Company 2003 Equity Incentive Plan, as amended (the “2003 Plan”), to provide certain key employees of the Company or its Subsidiaries and affiliates, including the Grantee, in connection with their employment with the long-term incentive compensation described in this Award Agreement (this “Agreement” or “Award Agreement”), and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its Subsidiaries and affiliates, including the Partnership, while increasing the total return to the Company’s stockholders. 2014-2 LTIP Units (as defined herein) have been awarded by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) pursuant to authority delegated to it by the Board as set forth in the Committee’s charter, including authority to make grants of equity interests in the Partnership which may, under certain circumstances, become exchangeable for shares of the Company’s Common Stock reserved for issuance under the 2003 Plan, or any successor equity plan (as any such plan may be amended, modified or supplemented from time to time, collectively the “Stock Plan”)). This Agreement evidences an award to the Grantee under the LTIP (this “Award”), which is subject to the terms and conditions set forth herein.
C.    The Grantee was selected by the Committee to receive this Award as one of a select group of highly compensated or management employees who, through the effective execution of their assigned duties and responsibilities, are in a position to have a direct and measurable impact on the Company’s long-term financial results. Effective as of the grant date specified in Schedule A hereto, the Committee awarded to the Grantee the number of 2014-2 LTIP Units (as defined herein) set forth in Schedule A and such number was determined in accordance with the vesting schedule of the Award 2014 LTIP Units (PB) and Award 2014 LTIP Units (PB-AT).
NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:
1.Administration. The LTIP and all awards thereunder, including this Award, shall be administered by the Committee, which in the administration of the LTIP shall have all the powers and authority it has in the administration of the Stock Plan, as set forth in the Stock Plan. The Committee may from time to time adopt any rules or procedures it deems necessary or desirable for the proper and efficient administration of the LTIP, consistent with the terms hereof and of the Stock Plan. The Committee’s determinations and interpretations with respect to the LTIP and this Agreement shall be final and binding on all parties.
2.    Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Stock Plan. In addition, as used herein:
“Award 2014 LTIP Units (PB)” means the LTIP Units granted by the Committee to the Grantee on January 1, 2014.
“Award 2014 LTIP Units (PB-AT)” means the LTIP Units granted by the Committee to the Grantee on January 1, 2014 which include an absolute 3% total return threshold.
“Award 2014-2 LTIP Units” has the meaning set forth in Section 3.
“Change of Control” means any of the following:
(a)    The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or successor or (iv) any acquisition by any entity pursuant to a transaction that complies with (c)(i), (c)(ii) and (c)(iii) below;
(b)    Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (“Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 20% existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means shares of the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any given date, the fair market value of a security determined by the Committee using any reasonable method and in good faith (such determination will be made in a manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code); provided that (a) if the security is then listed on a national stock exchange, the fair market value of such security on any date shall be the closing sales price per Share on the principal national stock exchange on which the security is listed on such date (or, if such date is not a trading date on which there was a sale of such security on such exchange, the last preceding date on which there was a sale of such security on such exchange), (b) if the security is not then listed on a national stock exchange but is then traded on an over-the-counter market, the fair market value of such security on any date shall be the average of the closing bid and asked prices for such security in the principal over-the-counter market on which such security is traded on such date (or, if such date is not a trading date on which there was a sale of such security on such market, for the last preceding date on which there was a sale of such security in such market), or (c) if the security is not then listed on a national stock exchange or traded on an over-the-counter market, the fair market value of such security on any date shall be such value as the Committee in its discretion may in good faith determine; provided that, where Shares are so listed or traded, the Committee may make such discretionary determinations where Shares have not been traded for 10 trading days.
“2014-2 LTIP Units” means units of limited partnership interest of the Partnership designated as “LTIP Units” in the Partnership Agreement awarded pursuant to this Agreement under the LTIP having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth in the Partnership Agreement.
“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of March 16, 1994, among the Company, as general partner, and the limited partners who are parties thereto, as amended from time to time.
“Performance Period” means, the period commencing on (and including) January 1, 2014 and concluding on (and including) December 31, 2014.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or "group" (as defined in the Exchange Act).
“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement, including, without limitation, management continuity agreement, then in effect between the Grantee, on the one hand, and the Company or one of its affiliates, on the other hand, as amended or supplemented through such date.
“Share” means a share of Common Stock, subject to adjustments pursuant to Section 6.2 of the 2003 Plan.
“Share Price” means, as of a particular date, the arithmetic mean of the Fair Market Value of one Share over the ten (10) consecutive trading days prior to, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date).
“Units” means Partnership Units (as defined in the Partnership Agreement) that are outstanding or are issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for Partnership Units.
3.    Award of 2014-2 LTIP Units.

On the terms and conditions set forth in this Agreement, as well as the terms and conditions of the Stock Plan, the Grantee is hereby granted this Award consisting of the number of 2014-2 LTIP Units set forth on Schedule A hereto, which is incorporated herein by reference and represents 2014-2 LTIP Units (PB) and 2014-2 LTIP Units (PB-AT) (collectively, the “Award 2014-2 LTIP Units”). Award 2014-2 LTIP Units shall constitute and be treated as the property of the Grantee as of the grant date, subject to the terms of this Agreement and the Partnership Agreement.
4.    Grantee’s Service Agreement Relationship.
(a)    If the Grantee is a party to a Service Agreement, the provisions of Section 4(b) below shall govern Grantee’s Award 2014-2 LTIP Units exclusively in the event of a Change of Control, unless the Service Agreement contains provisions that expressly refer to this Section 4 and provides that those provisions of the Service Agreement shall instead govern with regard to the Grantee’s Award 2014-2 LTIP Units.
(b)    To the extent that the Grantee’s Service Agreement entitles the Grantee to receive any severance payments, or any other similar term used in the Grantee’s Service Agreement, from the Company in case of a termination of the Grantee’s employment following a Change of Control or a similar event (“Change of Control Benefits”), then for purposes of calculating the Grantee’s entitlement to such Change of Control Benefits, the Award 2014-2 LTIP Units shall be included as part of the Grantee’s bonus amount, or any other similar term used in the Grantee’s Service Agreement, for the Performance Period. The value of the Award 2014-2 LTIP Units for purposes of determining such bonus amount shall be calculated by multiplying the Share Price as of the end of the Performance Period by the number of Award 2014-2 LTIP Units.
5.    Payments by Award Recipients. No amount shall be payable to the Company or the Partnership by the Grantee at any time in respect of this Award.
6.    Distributions. Distributions on Award 2014-2 LTIP Units will be paid in accordance with the Partnership Agreement as modified hereby as follows:
(a)    A payment of cash shall be made to the Grantee as soon as practicable after the time of issuance of Award 2014-2 LTIP Units in an amount equal to (i) the total amount of all distributions (regular, special, extraordinary or otherwise) paid with respect to one Unit between January 1, 2014 and December 31, 2014 multiplied by (ii) the number of Award 2014-2 LTIP Units issued.
(b)    The LTIP Unit Distribution Participation Date (as defined in the Partnership Agreement) with respect to the Award 2014-2 LTIP Units shall be December 31, 2014. The Award 2014-2 LTIP Units shall be entitled to receive the full distribution payable on Units outstanding as of the record date next following December 31, 2014, whether or not they will have been outstanding for the whole period.

7.    Restrictions on Transfer. None of the 2014-2 LTIP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) until after December 31, 2016 other than in connection with a Change of Control, and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement; provided that clause (a) above shall not apply with respect to the conversion into Units of 2014-2 LTIP Units (“Converted LTIP Units”) or with respect to any Transfer either of 2014-2 LTIP Units or of Converted LTIP Units, so long as such Transfer is permitted under the Partnership Agreement and is in connection with donative, estate or tax planning by the Grantee; and provided, further, that the Transferee agrees in writing with the Company and the Partnership not to make any further Transfer of such 2014-2 LTIP Units Converted LTIP Units other than as permitted by this Section 7. In connection with any Transfer of 2014-2 LTIP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of 2014-2 LTIP Units not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any 2014-2 LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any 2014-2 LTIP Units. The restrictions on Transfer in this Section 7 shall not be interpreted to prohibit the Grantee from designating one or more beneficiaries to receive the Grantee’s LTIP Units or Converted LTIP Units that are payable in the event of the Grantee’s death. Any such beneficiary designation shall be on a form provided or approved by the Company.
8.    Changes in Capital Structure. Without duplication with the provisions of Section 6.2 of the Stock Plan, if (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company, spin-off of a Subsidiary, business unit or significant portion of assets or other fundamental transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company shall occur, (c) any extraordinary dividend or other distribution to holders of shares of Common Stock or Units other than regular cash dividends shall be made, or (d) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Award, the LTIP or the 2014-2 LTIP Units, then the Committee shall take such action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award, the LTIP and the terms of the 2014-2 LTIP Units prior to such event, including, without limitation: (i) adjustments in the 2014-2 LTIP Units or other pertinent terms of this Award; and (ii) substitution of other awards under the Stock Plan or otherwise. The Grantee shall have the right to vote the 2014-2 LTIP Units if and when voting is allowed under the Partnership Agreement.

9.    Miscellaneous.
(a)    Amendments; Modifications. This Agreement may be amended or modified only with the consent of the Company and the Partnership; provided that any such amendment or modification materially and adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him; and provided, further, that the Grantee acknowledges that the Stock Plan may be amended or discontinued in accordance with Section 6.6 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall impair the Grantee’s rights under this Agreement without the Grantee’s written consent. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee’s rights hereunder. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company.
(b)    Incorporation of Stock Plan; Committee Determinations. The provisions of the Stock Plan are hereby incorporated by reference as if set forth herein. In the event of a conflict between this Agreement and the Stock Plan, this Agreement shall be controlling and determinative. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications.
(c)    Status as a Partner. As of the grant date set forth on Schedule A, the Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the number of Award 2014-2 LTIP Units issued to the Grantee as of such date pursuant to Section 3 hereof by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). The Partnership records shall reflect the issuance to the Grantee of Award 2014-2 LTIP Units pursuant to Section 3 hereof, if any, whereupon the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the total number of 2014-2 LTIP Units then held by the Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein and in the Partnership Agreement.
(d)    Status of 2014-2 LTIP Units under the Stock Plan. Insofar as the LTIP has been established as an incentive program of the Company and the Partnership, the 2014-2 LTIP Units are both issued as equity securities of the Partnership and granted as awards under the Stock Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue shares of Common Stock in exchange for Units into which 2014-2 LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such shares of Common Stock, if issued, will be issued under the Stock Plan. The Grantee must be eligible to receive the 2014-2 LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Committee.
(e)    Legend. The records of the Partnership evidencing the 2014-2 LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such 2014-2 LTIP Units are subject to restrictions as set forth herein, in the Stock Plan and in the Partnership Agreement.
(f)    Compliance With Securities Laws. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no 2014-2 LTIP Units will be issued at a time that such issuance would result in a violation of any such laws.
(g)    Investment Representations; Registration. The Grantee hereby makes the covenants, representations and warranties and set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act any 2014-2 LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of 2014-2 LTIP Units. The Grantee agrees that any resale of the shares of Common Stock received upon the exchange of Units into which 2014-2 LTIP Units may be converted shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).
(h)    Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.
(i)    Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such state.
(j)    No Obligation to Continue Position as an Employee, Consultant or Advisor. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee’s service relationship at any time.
(k)    Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal place of business and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.
(l)    Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.
(m)    Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
(n)     Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
(o)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.
(p)    409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, in consultation with the Grantee and with the reasonable cooperation of the Grantee and the Company, in the least restrictive manner necessary to (i) exclude the 2014-2 LTIP Units from the definition of “deferred compensation” within the meaning of such Section 409A or (ii) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions, in each case without diminution in the value of the benefits granted hereby to the Grantee.
(q)    Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the 31st day of December, 2014.

THE MACERICH COMPANY

By:
Thomas J. Leanse
Senior Executive Vice President, Chief
Legal Officer and Secretary

THE MACERICH PARTNERSHIP, L.P.

By:    The Macerich Company,
its general partner

By:
Thomas J. Leanse
Senior Executive Vice President, Chief
Legal Officer and Secretary

GRANTEE

Name

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Grantee, desiring to become one of the within named Limited Partners of The Macerich Company, L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Agreement of Limited Partnership, dated as of March 16, 1994, of The Macerich Partnership, L.P., as amended (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Grantee:
1.    The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units. Without limitation of the foregoing, the Limited Partner is deemed to have made all of the acknowledgements, waivers and agreements set forth in Sections 10.6 and 13.11 of the Partnership Agreement.
2.    The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner shares of common stock of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.
3.    The Limited Partner hereby affirms that it has appointed the General Partner, any liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 6.10 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power

327985.1

of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
4.    The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 9.1 or the Redemption Rights Exhibit of the Partnership Agreement intended to increase the waiting period between the delivery of a notice of redemption and the redemption date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704‑1(f).
5.    The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 4(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
6.    The Limited Partner agrees that it will not transfer any interest in the Partnership Units (i) through a national, non-U.S., regional, local or other securities exchange or (ii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (iii) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.
7.    The Limited Partner acknowledges that the General Partner shall be a third party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 5 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 5 hereof.

8.    This Acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:

Name: ______________________
Date: December 31, 2014
Address of Limited Partner:
_________________________
__________________________

EXHIBIT B
GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Grantee hereby represents, warrants and covenants as follows:
(a)The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):
(i)    The Company’s latest Annual Report to Stockholders;
(ii)    The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;
(iii)    The Company’s Report on Form 10-K for the fiscal year most recently ended;
(iv)    The Company’s Form 10-Q, if any, for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v)    Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;
(vi)    The Partnership Agreement;
(vii)    The Stock Plan; and
(viii)    The Company’s Articles of Amendment and Restatement, as amended.
The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of 2014-2 LTIP Units shall not constitute an offer of 2014-2 LTIP Units until such determination of suitability shall be made.
(b)    The Grantee hereby represents and warrants that
(i)    The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of 2014-2 LTIP Units, the potential conversion of 2014-2 LTIP Units into units of limited partnership of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares the Company’s common stock (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)    The Grantee, after due inquiry, hereby certifies that for purposes of Rule 506(d) and Rule 506(e) of the Securities Act, he is not subject to any felony or misdemeanor conviction related to any securities matter; any federal or state order, judgment, decree or injunction related to any securities, insurance, banking or U.S. Postal Service matter; any SEC disciplinary or cease and desist order; or any suspension, expulsion or bar related to a registered national securities exchange, national or affiliated securities association or member thereof, whether it occurred or was issued before, on or after September 23, 2013, and agrees that he will notify the Company immediately upon becoming aware that the foregoing is not, or is no longer, complete and accurate in every material respect, including as a result of events occurring after the date hereof.
(iii)    The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of 2014-2 LTIP Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept the award of 2014-2 LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the 2014-2 LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his receipt of 2014-2 LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the 2014-2 LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.
(iv)    The 2014-2 LTIP Units to be issued, the Common Units issuable upon conversion of the 2014-2 LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the 2014-2 LTIP Units, the Stock Plan, the agreement of limited partnership of the Partnership, the articles of organization of the Company, as amended, and the Award Agreement) at all times to sell or otherwise dispose of all or any part of his 2014-2 LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(v)    The Grantee acknowledges that (A) neither the 2014-2 LTIP Units to be issued, nor the Common Units issuable upon conversion of the 2014-2 LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such 2014-2 LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such 2014-2 LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such 2014-2 LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such 2014-2 LTIP Units or the Common Units issuable upon conversion of the 2014-2 LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Stock Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Stock Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such 2014-2 LTIP Units acquired hereby and the Common Units issuable upon conversion of the 2014-2 LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the 2014-2 LTIP Units acquired hereby and the Common Units issuable upon conversion of the 2014-2 LTIP Units for an indefinite period of time.
(vi)    The Grantee has determined that the 2014-2 LTIP Units are a suitable investment for the Grantee.
(vii)    No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, stockholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the 2014-2 LTIP Units except the information specified in paragraph (b) above.
(c)    So long as the Grantee holds any 2014-2 LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of 2014-2 LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)    The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

SCHEDULE A TO 2014-2 LTIP UNIT AWARD AGREEMENT

Date of Award Agreement:	December 31, 2014
Name of Grantee:
Grant Date:	December 31, 2014
Number of Award 2014-2 LTIP Units (PB) Subject to Grant:
Number of Award 2014-2 LTIP Units (PB-AT) Subject to Grant:
Total Number of Award 2014-2 LTIP Units Subject to Grant:

Initials of Company representative: _________
Initials of Grantee: _________